Exhibit 10.1

EXECUTION COPY

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits and schedules, this “Agreement”) is made and entered into as of April 7, 2016 by and among NEXPOINT MULTIFAMILY REALTY TRUST, INC., a Maryland corporation (the “Company”), NEXPOINT MULTIFAMILY OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Operating Partnership”) and HIGHLAND CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (“Contributor”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms on Exhibit A.

RECITALS

A. The Contributor owns 100% of the membership interests (the “Interests”) in Estates on Maryland Holdco, LLC, a Delaware limited liability company (“Holdco”). Holdco owns 95% of the membership interests in Estates on Maryland, LLC, which is the 100% owner of Estates on Maryland Owners, LLC. Estates on Maryland Owners, LLC owns the Property (the legal description of the real property is set forth on Exhibit B), subject to the Existing Loan. Affiliates of Holdco also own a combined 100% of the Company.

B. The Contributor desires to transfer its Interests in Holdco to the Company (the “Company Contribution”) in a transaction that will be taxable, but will not result in any gain or loss being recognized for federal income tax purposes pursuant to the Internal Revenue Code of 1986 (the “Code”). The Contributor will receive shares of Class A common stock of the Company (the “Class A Shares”) in connection with the Company Contribution.

C. The Company desires to acquire the Contributor’s Interests in exchange for the Class A Shares. The Contributor’s Interests are encumbered by the Bridge Loan. The Company in turn desires to transfer the Interests in Holdco that it receives from the Contributor to its subsidiary, the Operating Partnership, as a capital contribution in exchange for OP Units in the Operating Partnership in a transaction that will not result in any gain or loss being recognized for federal income tax purposes pursuant to section 721 of the Code.

D. Organizational charts depicting the transfer contemplated in this Agreement, as described above, are attached as Exhibit C.

E. NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE 1

CONTRIBUTION OF INTERESTS

Section 1.1 Contribution Transaction. At the Closing, Contributor shall contribute, transfer, assign, convey and deliver to the Company, and the Company shall assume, free and clear of all Liens, except as provided below in Section 1.4, all of Contributor’s right, title and interest in and to the Interests and the obligations with respect thereto. The contribution of the Interests shall be evidenced by the Transfer Documents.

Section 1.2 Consideration for the Interests. The Contributor will receive 434,782.61 Class A Shares as consideration for the Contribution of the Interests to the Company. The Company will receive OP Units equal to 434,782.61 for the contribution of the Interests to the Operating Partnership.

Section 1.3 Existing Loan. As of the date hereof, the Property is encumbered by liens, assignments and security interests securing the indebtedness under that certain Multifamily Loan and Security Agreement, dated as of August 5, 2015, among Estates on Maryland Owners, LLC, as borrower, the lenders party thereto and KeyBank National Association, as lender (collectively, the “Existing Loan Documents”; the loan evidenced by the Existing Loan Documents, the “Existing Loan”; and the lender of the Existing Loan, the “Existing Lender”). The Property will continue to be subject to the Existing Loan and Existing Loan Documents after Closing.

Section 1.4 Bridge Loan. As of the date hereof, the Contributor’s Interests are encumbered by a loan in the amount of $10,000,000, dated August 5, 2015, by and between the Contributor, the lenders thereto and KeyBank National Association as lender (the “Bridge Loan”). The Contributor pledged 50% of its Interests as collateral for the Bridge Loan (the “Pledge”). After Closing, the Interests will be subject to a new pledge by the Operating Partnership in favor of the Existing Lender pursuant to a new revolving credit agreement, which will be used to pay off the Bridge Loan.

ARTICLE 2

CLOSING

Section 2.1 Conditions Precedent.

(a) The obligations of the Company to effect the transactions contemplated hereby shall be subject to each of the following conditions:

(i) the delivery of good, marketable title to the Contributor’s Interest;

(ii) the representations and warranties of Contributor contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

(iii) each obligation of Contributor contained in this Agreement shall have been duly performed by it on or before the Closing Date, and Contributor shall not have materially breached any of its covenants contained herein;

(iv) concurrently with the Closing, Contributor, directly, shall have executed and delivered to the Company the documents required to be delivered pursuant to Section 2.3(a);

(v) all necessary consents or approvals of governmental authorities or third parties, including the Existing Lender, to the consummation of the transactions contemplated herein shall have been obtained, but only to the extent such consents or approvals are the responsibility of Contributor in the context of this Agreement; and

(vi) no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of any of the transactions contemplated herein, and no litigation or governmental proceeding seeking such an order shall be pending.

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In the event the foregoing conditions precedent have not been satisfied as of the Closing, the Company may either: (a) waive such conditions precedent and proceed to Closing in accordance with the terms and provisions hereof; (b) terminate this Agreement, and upon such termination, all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein, or (c) extend the date for Closing for up to thirty (30) days (and Contributor’s failure to satisfy the terms and conditions of this Agreement by such extended closing schedule shall create a further right to terminate this Agreement and the parties hereto shall have the rights and obligations described in the immediately preceding (a) and (b) with respect to such termination).

(b) The obligations of Contributor to effect the transactions contemplated hereby shall be subject to the following conditions:

(i) the representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

(ii) each obligation of the Company contained in this Agreement shall have been duly performed by it on or before the Closing Date, and the Company shall not have materially breached any of its covenants contained herein;

(iii) concurrently with the Closing, the Company or its assignee shall have executed and delivered the documents required to be delivered by it pursuant to Section 2.3(b);

(iv) all necessary consents or approvals of governmental authorities or third parties, including the Existing Lender, to the consummation of the transactions contemplated herein shall have been obtained, but only to the extent such consents or approvals are the responsibility of the Company in the context of this Agreement; and

(v) no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction, Governmental Authority or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated herein, and no litigation or governmental proceeding seeking such an order shall be pending.

In the event the foregoing conditions precedent have not been satisfied as of the Closing, Contributor may either: (a) waive such conditions precedent and proceed to Closing in accordance with the terms and provisions hereof; (b) terminate this Agreement, and upon such termination, all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein, or (c) extend the date for Closing.

Section 2.2 Date, Time and Place of Closing. The date, time and place of the closing of the transactions contemplated hereunder shall be on or before April 8, 2016 at 10:00 a.m. through electronic delivery of the required documents (including, without limited, by e-mail and PDF signatures), subject to any extension pursuant to Section 2.1(b) above (the “Closing” or “Closing Date”).

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Section 2.3 Closing Deliveries.

(a) At Closing, Contributor shall deliver, or shall cause to be delivered, the following:

(i) all Transfer Documents for the conveyance of the Contributor’s Interests. “Transfer Documents” shall mean an assignment of any certificate evidencing its Interests or other assignment document to effectuate the transfer of its Interests, and any other documents necessary to effectuate the conveyance of the Contributor’s Interests.

(ii) a consent of the Existing Lender to the conveyance of the Contributor’s Interests, in accordance with the requirements of the Existing Loan Documents; and

(iii) such other instruments as are reasonably required for Closing in accordance with the terms hereof.

(b) At Closing, the Company shall deliver, or shall cause to be delivered, the following:

(i) any necessary counterpart signatures to the Transfer Documents executed by the Company hereof;

(ii) evidence that the Contributor owns, upon Closing, 434,782.61 Class A Shares; and

(iii) such other instruments as are reasonably required for Closing in accordance with the terms hereof.

Section 2.4 Closing Costs. Contributor and the Company shall each pay one-half (1/2) of any escrow fees and other customary charges of Escrow Agent. Each of Contributor and the Company shall pay the fees and expenses of any counsel representing such party in connection with the transaction contemplated by this Agreement. All other costs and expenses incident to the transaction contemplated by this Agreement and the Closing shall be paid by the party incurring same.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Contributor that as of the date hereof and as of the Closing Date:

(a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of Delaware, and has all requisite limited partnership power and authority to enter this Agreement and all agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby, and the requisite approval of such transactions. The persons and entities executing this Agreement on behalf of the Company have, and the persons and entities that will execute all agreements contemplated hereby on behalf of the Company will have, the power and authority to enter into this Agreement or such other contemplated agreements, as applicable.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary action of the Company. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered

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will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Non-Contravention and Consent. The execution, delivery and performance by the Company of its obligations under this Agreement and all agreements contemplated hereby will not contravene any provision of applicable Laws, the organizational documents of the Company, or any agreement or other instrument binding upon the Company or any applicable Laws, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and all other agreements contemplated hereby.

(d) No Brokers. The Company has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm that will result in the obligation of Contributor to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

(e) Consents and Approvals. No consent, waiver, approval or authorization of any third party, including any Governmental Authority, is required to be obtained by the Company in connection with the execution, delivery and performance of the Agreement, the documents required pursuant thereto and the transactions contemplated hereby and thereby.

(f) No Violation. None of the execution, delivery or performance of the Agreement, the documents required pursuant thereto and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, contravene, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, cancellation or amendment of (i) the organizational documents of the Company, (ii) any material agreement, document or instrument to which the Company is a party or by which the Company or any of its assets or properties are bound or (iii) to its knowledge, any applicable Law, or term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority, which is binding on the Company or by which the Company or any of its respective assets or properties are bound or subject.

Section 3.2 Representations and Warranties of Contributor. Contributor represents and warrants to the Company as follows:

(a) Organization, Power and Authority. Contributor is (x) a Delaware limited partnership, (y) duly formed, validly existing and in good standing under the laws of its state of formation with full power and authority to execute, deliver and perform this Agreement and the Closing Documents to be executed by Contributor, and (z) duly qualified, licensed or admitted to do business and is in good standing in the jurisdiction where the Property is located.

(b) Binding Agreement. The execution, delivery and performance of this Agreement, and each of the Closing Documents to which it is a party, by Contributor has been duly and validly authorized by all necessary action (including any necessary approvals of the equity holders of the Contributor) on the part of Contributor. This Agreement has been, and the Closing Documents to be executed by Contributor will be, duly executed and delivered by Contributor. This Agreement constitutes, and when so executed and delivered the Closing Documents to be executed by Contributor will constitute, the legal, valid and binding obligations of Contributor, enforceable against Contributor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought.

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(c) No Conflicts. None of the execution, delivery or performance of this Agreement by Contributor does or will, with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default, or require the approval or waiver of or filing with any Person (including without limitation any governmental body, agency or instrumentality) under the organizational documents of Contributor.

(d) Title to the Contributor’s Interests; Use of Property. There are no outstanding agreements (written or oral) pursuant to which Contributor has agreed to sell or has granted an option or right of first refusal or first or last offer to purchase the Contributor’s Interests. The Contributor represents and warrants that the operating agreement of Estates on Maryland Owners, LLC permits the Company to conduct the business of the Property in a manner that will enable the Company to qualify and maintain its qualification as a real estate investment trust in accordance with Internal Revenue Code Sections 856 through 860.

(e) Third Party Consents and Approval. Except for the Existing Lender, no approval, consent, waiver, filing, registration or qualification of or with any third party, including, but not limited to, any Governmental Authority is required to be made, obtained or given for the execution, delivery and performance of this Agreement by Contributor.

(f) No Bankruptcy. Contributor is not in the hands of a receiver; Contributor has not filed a petition for relief, or been the subject of the filing of a petition for relief, under the United States Bankruptcy Code or state insolvency law; and no order for creditors’ relief has been entered with respect to Contributor.

(g) No Brokers. Neither Contributor nor any of Contributor’s respective officers, directors or employees has employed or made any agreement with any broker, finder or similar agent or any person or firm that will result in the obligation of the Company or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

(h) Non-Foreign Status. Contributor is not a foreign person for purposes of Section 1445(a) of the Code, and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

Section 3.3 Survival. The representations and warranties of each of the Company and Contributor shall survive the closing for twelve (12) months following the Closing Date.

Section 3.4 Indemnification.

(a) The Company shall indemnify and hold harmless Contributor and Contributor’s partners, members, directors, officers, employees, agents, representatives, beneficiaries and affiliates (each, an “Indemnified Contributor Party”) from and against any and all Losses arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with any breach of a representation or warranty or covenant or other agreement of the Company contained in this Agreement. Notwithstanding anything contained herein to the contrary, no Indemnified Contributor Party shall have the right to receive or recover special, compensatory or punitive damages against the Company and hereby waives any and all rights to receive such special, compensatory or punitive damages.

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(b) Contributor shall indemnify and hold harmless Company and each of its partners, members, directors, officers, employees, agents, representatives, beneficiaries and affiliates (collectively, the “Indemnified OP Parties”, each, an “Indemnified OP Party”) from and against any and all Losses arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified OP Party in connection with any breach of a representation or warranty or covenant or other agreement of Contributor contained in this Agreement. Notwithstanding anything contained herein to the contrary, no Indemnified OP Party shall have the right to receive or recover special, compensatory or punitive damages against Contributor and hereby waives any and all rights to receive such special, compensatory or punitive damages.

ARTICLE 4

COVENANTS OF CONTRIBUTOR

Section 4.1 Covenants.

(a) From the date hereof through the Closing, Contributor shall not without the prior written consent of the Company:

(i) sell or transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of, its Interests;

(ii) mortgage, pledge or encumber (or permit to become encumbered) its Interests; or

(iii) take any action that would render any of the representations or warranties of Contributor set forth herein untrue, incomplete or misleading in any material respect.

(b) Subject to Section 2.1 hereof, Contributor shall use commercially reasonable efforts to obtain any approvals, waivers or other consents of third parties, governmental authorities and agencies required to permit Contributor to effect the transactions contemplated by this Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Further Assurances. Contributor shall take such other actions and execute and deliver such additional documents following the Closing as the Company may reasonably request in order to effect the transactions contemplated hereby (subject to Contributor’s reasonable approval as to the form and substance of such documents).

Section 5.2 Counterparts. This Agreement may be executed in one or more counterparts and by facsimile and/or scanned and emailed, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.3 Governing Law. This Agreement shall be governed by the internal laws of the State of Maryland, without regard to the principles of conflict of laws.

Section 5.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

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Section 5.5 Entire Agreement. This Agreement and all related agreements referred to herein constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect.

Section 5.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 5.8 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the parties to effect such replacement.

Section 5.9 Notice. All notices, demands and requests which may be given or which are required to be given by any party to another, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective: (a) on the date personally delivered to the intended recipient’s address below, as evidenced by written receipt therefor, whether or not actually received by the Person to whom addressed; (b) on the third (3rd) Business Day after being sent, by certified or registered United States Postal Service mail, postage prepaid, return receipt requested, addressed to the intended recipient at the address specified below; (c) on the first (1st) Business Day after being deposited into the custody of a nationally recognized overnight delivery service such as FedEx or UPS, addressed to the intended recipient at the address specified below; or (d) on the same day as delivered by electronic mail pursuant to the Email addresses below, provided that such delivery is accompanied by a delivery in accordance with (c) hereof. For purposes of this Section 5.9, the addresses of the parties for all notices are as set forth below (unless changed by similar notice in writing given by the particular Person whose address is to be changed).

To Contributor, Company and Operating Partnership:

Brian Mitts

300 Crescent Court, Suite 700

Dallas, TX 75201

With copy to:

Matt McGraner

300 Crescent Court, Suite 700

Dallas, TX 75201

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Section 5.10 Property Transfer Lockout Period. Each of the Company and Operating Partnership hereby agrees that the Property shall not be conveyed, transferred or assigned for a period of two (2) years (the “Lockout Period”) after the Closing Date, except in connection with financing of the Property or a foreclosure associated therewith; provided, however, that the Operating Partnership, or any subsidiary of the Operating Partnership, may dispose of the Property (or an interest therein) if such disposition qualifies as a like-kind exchange under Section 1031 of the Code, or an involuntary conversion under Section 1033 of the Code, or other transaction (including, but not limited to, a contribution of property to any entity that qualifies for the non-recognition of gain under Section 721 or Section 351 of the Code, or a merger or consolidation of the Operating Partnership or its subsidiary with another entity that qualifies for taxation as a “partnership” for federal income tax purposes that, as to each of the foregoing, does not result (in the year of such disposition or in a later year) in the recognition of any taxable income or gain to Contributor with respect to such OP Units. Notwithstanding anything in this Section 8.17 to the contrary, the Lockout Period shall not apply to a condemnation or other taking of the Property or any direct or indirect interest therein by a governmental entity or authority in an eminent domain proceeding. If a transfer of the Property or any direct or indirect interest therein occurs pursuant to the preceding sentence, each of the Company and the Operating Partnership shall use its best efforts to cause such transfer to qualify as an involuntary conversion under Section 1033 of the Code that does not result in the recognition of gain by Contributor. The provisions of this Section 5.10 shall survive the Closing.

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EXECUTION COPY

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

CONTRIBUTOR:

HIGHLAND CAPITAL MANAGEMENT, L.P., a Delaware limited partnership

By: Strand Advisors, Inc., its General Partner

By:	/s/ Scott Ellington
Printed Name:	Scott Ellington
Title:	Secretary

COMPANY:

NEXPOINT MULTIFAMILY REALTY TRUST, INC., a Maryland corporation

By:	/s/ Matt McGraner
Printed Name:	Matt McGraner
Title:	CIO and Executive Vice President

OPERATING PARTNERSHIP:

NEXPOINT MULTIFAMILY OPERATING PARTNERSHIP LP, a Delaware limited partnership

By: NexPoint Multifamily Realty Trust, Inc., its General Partner

By:	/s/ Matt McGraner
Printed Name:	Matt McGraner
Title:	CIO and Executive Vice President

EXECUTION COPY

EXHIBITS

The following Exhibits are attached hereto and incorporated herein:

EXHIBIT A	Definitions
EXHIBIT B	Legal Description of the Property
EXHIBIT C	Organizational Charts

EXHIBIT A TO

CONTRIBUTION AGREEMENT

DEFINITIONS

“Agreement” shall have the meaning set forth in the preamble.

“Bridge Loan” shall have the meaning set forth in Section 1.4.

“Business Day” shall mean a day on which commercial banks are not authorized or not required by applicable law to close in Delaware or Maryland.

“Class A Shares” shall have the meaning set forth in the Recitals.

“Closing” or “Closing Date” shall have the meaning set forth at Section 2.2.

“Code” shall have the meaning set forth in the Recitals.

“Contributor” shall have the meaning set forth in the preamble.

“Existing Lender” shall have the meaning set forth at Section 1.3.

“Existing Loan” shall have the meaning set forth at Section 1.3.

“Existing Loan Documents” shall have the meaning set forth at Section 1.3.

“Governmental Authority” shall mean any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental or quasi- governmental unit (federal, state, county, township, district, municipal, city, departmental or otherwise) whether now or hereafter in existence.

“Government Authorizations” shall mean all permits, licenses, approvals, consents and authorizations required to comply with all Legal Requirements, including, but not limited to: (i) zoning permits, variances, exceptions, special use permits, conditional use permits and consents; (ii) environmental, ecological, coastal, wetlands, air and water permits, licenses and consents; (iii) curb cut, subdivision, land use and planning permits, licenses, approvals and consents; (iv) building, sign, fire, health and safety permits, licenses, approvals and consents; and (v) architectural reviews, approvals and consents required under restrictive covenants.

“Holdco” shall have the meaning set forth in the Recitals.

“Indemnified Contributor Party” shall have the meaning set forth at Section 3.4(a).

“Indemnified OP Parties” and “Indemnified OP Party” shall have the meaning set forth at Section 3.4(b).

“Laws” shall mean all laws, statutes, ordinances, codes, rules, decrees and regulations of the United States of America or any state, commonwealth, city, county, township, municipality or department or agency thereof, or of any other Governmental Authority.

“Legal Requirements” shall mean all applicable laws, regulations, rules, orders, writs, judgments, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any Governmental Authorities affecting the ownership of the Property, whether now or hereinafter enacted or amended prior to Closing.

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“Liens” means all mortgages, deeds of trust, pledges, liens, options, charges, security interests, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by the Interests or the interests in the Property.

“Lockout Period” shall have the meaning set forth at Section 5.10.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

“OP Units” shall mean the limited partnership interests in the Operating Partnership.

“Operating Partnership” shall have the meaning set forth in the preamble.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

“Pledge” shall have the meaning set forth in Section 1.4.

“Property” shall mean, collectively, those certain parcels of land more particularly described on Exhibit B attached hereto.

“Company” shall have the meaning set forth in the preamble.

“Transfer Documents” shall have the meaning set forth at Section 2.3(a)(i).

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